Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-137735 dated October 2, 2006) pertaining to the Incentive Plan of Fuel Tech, Inc. (formerly Fuel-Tech N.V.) of our report dated March 8, 2006, with respect to the consolidated financial statements and schedule for the year ended December 31, 2005 of Fuel Tech, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2007.

/s/ Ernst & Young LLP

Chicago, Illinois
March 5, 2008